Exhibit 10.62
FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     THIS FIRST AMENDMENT to the Amended and Restated Employment Agreement by and between MedCath Corporation (the “Company”) and Thomas K. Hearn (“Executive”) (the “First Amendment”) is effective as of the 1st day of September, 2006.
RECITALS:
     WHEREAS, Company and Executive entered into an Amended and Restated Employment Agreement dated September 30, 2005 (the “Agreement”);
     WHEREAS, Executive has been employed by Company prior to the date hereof;
     WHEREAS, Company and Executive desire to continue Executive’s employment in accordance with the terms of Executive’s Amended and Restated Employment Agreement and in accordance with the terms of this First Amendment; and
     WHEREAS, the parties now wish to amend the Agreement on the terms set forth below:
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Company and Executive agree to amend the Agreement on the following terms:
     1. The first paragraph of Section 6.1(c) of the Agreement (Termination By Company Without Cause or By Executive for Good Reason) shall be deleted in its entirety and replaced with the following:
          (c) For purposes of this Agreement, “Good Reason” shall mean any of the following (without Executive’s express prior written consent):
     (i) A substantial reduction by the Company of Executive’s duties or responsibilities, other than in connection with the termination of Executive’s employment by the Company for Cause, by Executive without Good Reason or as a result of Executive’s Permanent Disability or death;
     (ii) A reduction by the Company in Executive’s Base Salary or Target Bonus;
     (iii) A reduction or elimination of Executive’s eligibility to participate in any of the Company’s employee benefit plans that is inconsistent with the eligibility of similarly situated executives of the Company to participate therein; or
     (iv) The Company provides Executive written notice of the non-renewal of this Agreement pursuant to Section 2.
     2. Capitalized terms not defined in this First Amendment shall have the meaning assigned to them in the Agreement.
     3. Except as specifically set forth in this First Amendment, the terms and conditions of the Agreement shall remain in full force and effect.
     4. In the event of any conflict between the terms of this First Amendment and terms of the Agreement, the terms of this First Amendment shall control.
     IN WITNESS WHEREOF, the parties have executed this First Amendment on the day first written above.

MEDCATH CORPORATION

By:	/s/ O. Edwin French

Name:	O. Edwin French

Title:	President and Chief Executive Officer

THOMAS K. HEARN

/s/ Thomas K. Hearn